Exhibit 99.1
Clear Channel Communications Announces Full Funding of
Debt Financing for Amended
$17.9 Billion Merger Agreement
All Debt Financing Now Secured in Escrow Account; Equity Financing
Expected Next Week
San Antonio, Texas, May 22, 2008 – Clear Channel Communications, Inc. (NYSE: CCU) today announced that the bank syndicate providing the debt financing with respect to the acquisition of Clear Channel, pursuant to the amended merger agreement with entities sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P., has now fully funded the debt financing related to the $17.9 billion merger. Under the terms of the amended merger agreement, Clear Channel shareholders will receive $36.00 in cash or stock for each share they own.
The bank syndicate, consisting of Citigroup, Deutsche Bank, Morgan Stanley, Credit Suisse, Royal Bank of Scotland and Wachovia, had until today to comply with a settlement agreement in connection with the lawsuits filed in March in the Supreme Court of the State of New York and the State Court in Bexar County, Texas. Under the settlement, the parties agreed to place all financing into an escrow account, pending completion of the transaction.
“Today’s actions significantly increase the certainty that our merger will close,” said Mark Mays, Chief Executive Officer of Clear Channel. “Cash on the barrelhead for one of the largest LBOs in history is an enormous win for our shareholders.”
The private equity sponsors and certain shareholders investing in the merged company are required to fund the equity financing into escrow by May 28th. At that time, all debt and equity funds necessary to close will be held by The Bank of New York, as escrow agent, pending the satisfaction of the conditions to closing.
In related activities today, the bank syndicate was dismissed from lawsuits in Texas and New York, and the banks, in turn, will dismiss their appeals. In addition, the banking group and sponsors have agreed that Clear Channel Communications can specifically enforce all contracts related to the merger against any party.
Important Additional Information Regarding the Merger and Where to Find It:
Clear Channel and CC Media Holdings will file with the Securities and Exchange Commission (The “SEC”) a joint registration statement on Form S-4 that will contain a joint proxy statement/prospectus and other documents regarding the proposed transaction. Before making any voting or investment decisions, security holders of Clear Channel are urged to read the proxy statement/prospectus and all other documents regarding the acquisition, carefully in their entirety, when they become available because they will contain important information about the proposed transaction. Security holders of Clear Channel may obtain free copies of the proxy statement/prospectus (when it becomes available) and other documents filed with, or furnished to, the SEC at the SEC’S website at http://www.sec.gov. In addition, a shareholder who wishes to receive a copy of these materials (when they become available), without charge, should submit this request to Clear Channel’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison

Avenue, 20th Floor, New York, New York 10022 or by calling Innisfree toll-free at 877-456-3427.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current Clear Channel management expectations.  Those forward-looking statements include all statements other than those made solely with respect to historical fact.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.  These factors include, but are not limited to, (1) the occurrence of any event,  change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Clear Channel and others relating to the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger; (4) the failure to receive the funds deposited into the escrow account; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Clear Channel’s SEC filings.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel’s ability to control or predict.  Clear Channel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
About Clear Channel Communications
Clear Channel Communications, Inc. (NYSE:CCU) is a global media and entertainment company specializing in mobile and on-demand entertainment and information services for local communities and premiere opportunities for advertisers.  Based in San Antonio, Texas, the company’s businesses include radio and outdoor displays. More information is available at www.clearchannel.com.
Certain statements in this release could constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Other key risks are described in the Clear Channel Communications’ reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Clear Channel Communications does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
For Clear Channel Communications, Inc.,
Investors:
Randy Palmer, 210-822-2828
Senior Vice President of Investor Relations
Media:
Lisa Dollinger, 210-822-2828
Chief Communications Officer
Michele Clarke, 212-986-6667
Brainerd Communicators